UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Consent Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant  [X]

Check the appropriate box:
[  ]  Preliminary Consent Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]  Definitive Consent Statement
[X]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CRITICARE SYSTEMS, INC.
________________________________________________________________________________________________________
(Name of Registrant as Specified in Its Charter)

BLUELINE PARTNERS, L.L.C. ________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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(2)	Aggregate number of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)	Proposed maximum aggregate value of transaction:
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(5)	Total fee paid:
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[  ] Fee paid previously with preliminary materials.
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(4)	Date Filed:
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BlueLine Describes Special Criticare Voting Procedures

DANVILLE, Calif., Sept 20 /PRNewswire-FirstCall/ – BlueLine Partners today described the special voting procedures being used for its stockholder consent solicitation at Criticare Systems, Inc. (AMEX: CMD). These procedures are required, in part, due to Criticare’s failure to comply with BlueLine’s request for a list of stockholders.

BlueLine has been contacted by many Criticare stockholders asking how to vote their shares in favor of the BlueLine proposals. In a more typical situation, BlueLine would use the stockholder list to mail each shareholder a copy of the consent solicitation.

“We cannot do a mailing without the stockholder list,” said Scott Shuda, a managing director at BlueLine. “We clearly have strong support among the company’s stockholders and therefore believe we can proceed immediately and without doing the normal mailing,” Shuda continued.

To assist stockholder voting, BlueLine has made the consent solicitation statement and voting instructions available on its website at www.bluelinepartners.com. Stockholders who hold their shares through a broker or other nominee (i.e., in “street name”) and wish to vote for BlueLine’s proposals will need to forward the consent to their broker with instructions that their shares be voted in favor of BlueLine’s proposals. In most cases, this can be done via email. Anyone requiring assistance should contact Scott Shuda of BlueLine at 925-648-2085.

“I’ve already spoken with representatives of several clearing firms and each is now ready to vote the Criticare shares upon request,” said Shuda. “We anticipated that Criticare’s management would seek to disregard our requests for the stockholder list and we will do what is necessary to permit Criticare’s stockholders to exercise their rights,” Shuda continued.

Additional Information and Where to Find It

BlueLine has filed a consent solicitation statement and other relevant materials with the Securities and Exchange Commission (“SEC”). Before making any voting decision with respect to the proposed solicitation, Criticare stockholders are urged to read the consent solicitation statement and other relevant materials because they will contain important information about the proposed solicitation. The consent solicitation statement and other relevant materials, and any other documents filed by BlueLine with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, copies of the consent statement are available at BlueLine’s website at www.bluelinepartners.com or by mail to BlueLine, 4115 Blackhawk Plaza Circle, Danville, CA 94506, attention: Scott A. Shuda, telephone: 925-648-2085. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Interests of Certain Persons in the Solicitation

BlueLine and its officers may be deemed to be participants in the solicitation of consents from Criticare stockholders in favor of the proposed consent solicitation. William M. Moore, an officer of BlueLine, has interests in the transaction that may differ from the interests of Criticare stockholders generally, inasmuch as he will be elected to the Criticare board of directors if the consent solicitation is successful. These interests are described in the consent solicitation statement.

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